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Exhibit 23.4

Consent of Independent Registered Certified Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 18, 2003, except as to the second paragraph of Note 1 and Note 7 for which the date is August 29, 2003, relating to the financial statements of Crystal City Courtyard by Marriott (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) and Marriott BWI (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) and our report dated September 5, 2003 relating to the financial statements of Hyatt Regency Dearborn (a wholly owned property of Ford Motor Land Development Corporation) which appear in CNL Hospitality Properties, Inc.'s Current Report on Form 8-K dated August 29, 2003 and our report dated January 10, 2004 relating to the financial statements of Capital Hilton (a wholly owned property of Hilton Hotels Corporation) which appears in CNL Hospitality Properties, Inc.'s Current Report on Form 8-K dated December 17, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Orlando, FL
June 18, 2004

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  Exhibit 23.4
Consent of Independent Registered Certified Public Accounting Firm